As filed with the Securities and Exchange Commission on March 16, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

755 N. Mathilda Avenue
Sunnyvale, California 94085
(408) 731-1800

(Address of principal executive offices)

Amended and Restated 2000 Stock Option and Equity Incentive Plan

2000 Employee Stock Purchase Plan

(Full title of the plan)

Chester J. Silvestri, Chief Executive Officer and President
Monolithic System Technology, Inc.
755 N. Mathilda Avenue
Sunnyvale, California 94085
(408) 731-1800

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share
To be issued upon exercise of options and other awards of common stock granted under the:
Amended and Restated 2000 Stock Option and Equity Incentive Plan	500,000	$7.325	(2)	$3,662,500	$391.89
To be issued under the
2000 Employee Stock Purchase Plan	100,000	$7.325	(2)	$732,500	$78.38

TOTAL:	600,000			$4,395,000	$470.27

(1)          Represents additional shares reserved for issuance upon exercise of stock options and other awards of common stock granted under the Registrant’s Amended and Restated 2000 Stock Option and Equity Incentive Plan and reserved for issuance under the Registrant’s 2000 Employee Stock Purchase Plan. Shares issuable upon exercise of stock options and other awards of common stock granted under the Registrant’s Amended and Restated 2000 Stock Option and Equity Incentive Plan and issuable under the Registrant’s 2000 Employee Stock Purchase Plan were originally registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2001 (Commission File No. 333-64302), which Registration Statement is incorporated by reference. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act.

(3)          Calculated pursuant to Section 6(b) of the Securities Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant incorporates by reference into this Registration Statement the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2001 (Commission File No. 333-64302).

The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated by reference in this Registration Statement:

1.                                       The Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2006.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California on March 16, 2006.

MONOLITHIC SYSTEM TECHNOLOGY, INC.

By:	/s/ Chester J. Silvestri
Chester J. Silvestri
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Chester J. Silvestri with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated, effective March 16, 2006.

Signature	Title	Date

/s/ Chester J. Silvestri	Chief Executive Officer and President (Principal	March 16, 2006
Chester J. Silvestri	Executive Officer and Principal Financial Officer)

/s/Yoshiko Ribar	Controller (Principal Accounting Officer)	March 16, 2006
Yoshiko Ribar

/s/Wingyu Leung	Executive Vice President, Chief Technical Officer and	March 16, 2006
Wingyu Leung	Director

/s/ Carl E. Berg	Director	March 16, 2006
Carl E. Berg

/s/ Tommy Eng	Director	March 16, 2006
Tommy Eng

/s/ Chi-Ping Hsu	Director	March 16, 2006
Chi-Ping Hsu

/s/ James D. Kupec	Director	March 16, 2006
James D. Kupec

/s/ Chenming Hu	Director	March 16, 2006
Chenming Hu

Exhibit Index

Exhibit Number	Exhibit Description

4.1*	Specimen Common Stock Certificate

4.2*	Third Amended and Restated Investor Rights Agreement dated September 27, 1997

4.3*	Rights Agreement

5.1	Opinion of Bingham McCutchen LLP

10.4.1**	Form of Restricted Stock Agreement

10.5.1***	Amended and Restated 2000 Stock Option and Equity Incentive Plan

10.6****	2000 Employee Stock Purchase Plan and form of Subscription Agreement thereunder, as amended

10.15*****	Form of Option Agreement for Stock Option Grant pursuant to the Amended and Restated 2000 Stock Option and Equity Incentive Plan

23.1	Consent of BDO Seidman LLP Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*  Incorporated by reference to the same-numbered exhibit to the Company’s Registration Statement on Form S-1, as amended, originally filed August 4, 2000, declared effective June 27, 2001 (Commission File No. 333-43122).

**  Incorporated by reference to Exhibit 2 of Exhibit 99.(a)(1)(A) to the Company’s Schedule TO filed with the Securities and Exchange Commission December 14, 2005 (Commission File No. 005-78033).

*** Incorporated by reference to Appendix B to the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission October 7, 2004 (Commission File No. 000-32929).

**** Incorporated by reference to the same numbered exhibit to the Company’s Registration Statement on Form S-8 (Registration No. 333-64302) filed with the Securities and Exchange Commission June 29, 2001.

***** Incorporated by reference to the same numbered exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005,  filed with the Securities and Exchange Commission August 9, 2005 (Commission File No. 000-32929).